Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Neurosterix US Holding LLC

Delaware, USA

We hereby consent to the incorporation by reference in in the Prospectus constituting a part of this Registration Statement of our report dated May 15, 2025, relating to the Neurosterix US Holding LLC consolidated financial statements appearing in Addex Therapeutics Ltd’s Annual Report on Form 20-F for the year ended December 31, 2024.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO AG

/s/ Nigel Le Masurier	/s/ Philipp Kegele

Zurich, November 19, 2025